Exhibit (h)(8)(b)

SCHEDULE 1

A. Forward Funds

Forward Banking and Finance Fund

Forward Global Infrastructure Fund

Forward Growth Fund

Forward Emerging Markets Fund

Forward HITR Fund

Forward International Equity Fund

Forward International Fixed Income Fund

Forward International Real Estate Fund

Forward International Small Companies Fund

Forward Large Cap Equity Fund

Forward Legato Fund

Forward Long/Short Credit Analysis Fund

Forward Mini-Cap Fund

Forward Real Estate Fund

Forward Select Income Fund

Forward Strategic Realty Fund

Forward Small Cap Equity Fund

Forward Tactical Growth Fund

B. Accessor Funds

Accessor Aggressive Growth Allocation Fund

Accessor Balanced Allocation Fund

Accessor Frontier Markets Fund

Accessor Growth Allocation Fund

Accessor Growth & Income Allocation Fund

Accessor Growth Fund

Accessor High Yield Bond Fund

Accessor Income Allocation Fund

Accessor Income & Growth Allocation Fund

Accessor Investment Grade Fixed-Income Fund

Accessor International Equity Fund

Accessor Mortgage Securities Fund

Accessor Small To Mid Cap Fund

Accessor Strategic Alternatives Fund

Accessor U.S. Government Money Fund

Accessor Value Fund

Revised: September 25, 2009

Revised: December 1, 2009

Revised: December 11, 2009